EXHIBIT 1.0

SCHEDULE B

DESIGNATED MAGNA APPLICATION
DESIGNATION ADDENDUM

This Designation Addendum forms a part of the License Agreement between Magna Drivetrain AG & Co KG, Ikona Gear USA, Inc. and Ikona Gear International, Inc. dated December 22, 2005 (the “License Agreement”).

Pursuant to the terms and conditions of the License Agreement, the parties hereby designate the following application or module a “Designated Magna Application”, within the meaning set out in the License Agreement, on an exclusive basis.

[Park Brake Actuators]

This Designation Addendum is agreed to between the parties as of the 23rd day of August, 2006.

Licensor hereby certifies that all of the representations and warranties in Article 9 of the License Agreement are true and correct on the date hereof as if made on and as of the date hereof, except as Licensor has otherwise informed the Corporation in writing.

MAGNA Drivetrain AG & Co KG	IKONA GEAR USA, INC.
by its authorized signatories:	by its authorized signatories:
By: /s/ DR. PETER RIEF	By: /s/ LAITH NOSH
Name: Dr. Peter Rief	Name: Laith Nosh
Title: EVP & CTO	Title: President & CEO
By: /s/ ANDREAS WINKLER	By: /s/ RAYMOND POLMAN
Name: Andreas Winkler	Name: Raymond Polman
Title: VP Finance	Title: Chief Financial Officer

IKONA GEAR INTERNATIONAL, INC.
by its authorized signatories:
By: /s/ LAITH NOSH
Name: Laith Nosh
Title: President & CEO
By: /s/ RAYMOND POLMAN
Name: Raymond Polman
Title: Chief Financial Officer